EXHIBIT 6 (a)

                                     CHARTER

VOL 1253                                                                    0347

CERTIFICATE AMENDING OR RESTATING CERTIFICATE OF INCORPORATION
61-38 Rev. 4/89
Stock Corporation


                              STATE OF CONNECTICUT
                             SECRETARY OF THE STATE
                                30 TRINITY STREET
                               HARTFORD, CT 06106


--------------------------------------------------------------------------------

1.   Name of Corporation

     Dreyfus Consumer Life Insurance Company
----------------------------------------------


2.   The Certificate of Incorporation is: (Check One)

     [  ]A.   Amended only, pursuant to Conn. Gen. Stat. [section] 33 - 360.

     [  ]B.   Amended and restated, pursuant to Conn. Gen. Stat. [section]
              33 - 362(c).

     [  ]C.   Restated only, pursuant to Conn. Gen. Stat. [section] 33 - 362(a).

              (Set forth here the resolution of amendment and/or restatement. Use a 8 1/2 x 11 attached sheet if more space is needed).

     [xx]D. Restated and superseded pursuant to Conn. Gen. Stat. [section] 33 - 362(d).

              (Set forth here the resolution of amendment and/or restatement. Use a 8 1/2 x 11 attached sheet if more space is needed).

                                    Attached

         (If 2A is checked, go to 5 to complete this certificate. If 2B or 2C is checked, complete 3A or 3B. If 2D is checked, complete 4)

3.   (Check one)

     [ ] A. This certificate purports merely to restate but not to change the provisions of the original Certificate of Incorporation as supplemented and amended to date, and there is no discrepancy between the provisions of the original Certificate of Incorporation as supplemented and amended to date, and the provisions of this Restated Certificate of Incorporation. (If 3A is checked, go to 5 to complete this certificate).

     [XX] B. This Restated Certificate of Incorporation shall give effect to the amendment(s) and purports to restate all those provisions now in effect not being amended by such new amendment(s). (If 3B is checked, check 4, if true, and go to 5 to complete this Certificate).

4.   (Check, if true)

     [XX] This restated Certificate of Incorporation was adopted by the greatest vote which would have been required to amend any provision of the Certificate of Incorporation as in effect before such vote and supersedes such Certificate of Incorporation.

(0002J-32)

                                      0348

5. The manner of adopting the resolution was as follows: (Check one A, or B, or C).

     [X] A. By the board of directors and shareholders, pursuant to Conn. Gen. Stat. [section] 33 - 360. Vote of Shareholders: (Check (i) or
              (ii), and check (iii) if applicable).

              (i)  [X] No shares are required to be voted as a class: the shareholder's vote was as follows:

              Vote Required for Adoption 267 Vote Favoring Adoption 400
                                         ---                        ---

              (ii) [ ] There are shares of more than one class entitled to vote as a class. The designation of each class required for adoption of the resolution and the vote of each class in favor of adoption were as follows:
                       (Use an 8 1/2 x 11 attached sheet if more space is needed).

              (iii)[ ] Check here if the corporation has 100 or more
                       recordholders, as defined in Conn. Gen. State. [section] 33 - 311a(a).

     [ ] B. By the board of directors acting along, pursuant to Conn. Gen. Stat. [section] 33 - 360(b)(2).

              The number of affirmative votes required to adopt such resolution is: _____________

              The number of directors' votes in favor of the resolution was:____________

We hereby declare, under the penalties of false statement, that the statements made in the foregoing certificate are true:


 --------------------------------- ----------------------------- ------------------------------- ------------------------------
         (PRINT OR TYPE)                    SIGNATURE                   (PRINT OR TYPE)                    SIGNATURE
 --------------------------------- ----------------------------- ------------------------------- ------------------------------
 Name of V. Pres., Chief           /s/Alan M. Eisner             Name of Assn't Sec.             /s/Steven F. Newman
 Financial Officer                                               Steven F. Newman
 Alan M. Eisner
 --------------------------------- ----------------------------- ------------------------------- ------------------------------

     [ ] C. The corporation does not have any shareholders. The resolution was adopted by vote of at least two-thirds of the incorporators before the organization meeting of the corporation, and approved in writing by all subscribers (if any) for shares of the corporation.

We (at least two-thirds of the incorporators) hereby declare, under the penalties of false statement, that the statements made in the foregoing certificate are true.



--------------------------------------------------------------------------------
Signed                        Signed                                     Signed


--------------------------------------------------------------------------------
Signed                        Signed                                      Signed

--------------------------------

Dated at New York, NY this 16th day of May, 1994
         ------------      ----        ---------

             APPROVED by all subscribers, if none, so state: ______ (Use an 8 1/2 x 11 attached sheet if more space is needed)


                                       Rec. CC, GS: (Type or Print)


                                       PHL Variable Insurance Co.
                                       One American Row
                                       Hartford, CT 06115



      Please provide filer's name and complete address for mailing receipt

                                      0349




RESOLVED, that the name of Dreyfus Consumer Life Insurance Company (the "Company") be, and it hereby is, changed to PHL Variable Insurance Company, effective as of the closing with respect to the sale of the Company to PM Holdings, Inc. (the "Closing"); and it is

FURTHER RESOLVED, that the Restated Certificate of Incorporation of the Company be amended and restated, effective as of the Closing, to reflect such name change; and it is

FURTHER RESOLVED, that the By-Laws also be amended, effective as of the Closing, to reflect such name change of the Company; and it is

FURTHER RESOLVED, that the Officers of the Company be, and they hereby are, authorized and directed to take whatever action they may deem necessary or appropriate to carry out the intent of the foregoing resolutions.

VOL 1253                                                                    0350



                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         PHL VARIABLE INSURANCE COMPANY



     This Amended and Restated Certificate of Incorporation gives effect to the amendment of the previous Restated Certificate of Incorporation of the corporation and otherwise purports merely to restate all those provisions already in effect. The amended portions of this Certificate have been adopted by unanimous written consent of the Board of Directors and the shareholders.

     Section 1. PHL Variable Insurance Company is created a body politic and corporate and under that name shall have all the powers granted by the general statutes, as now enacted or hereinafter amended, to corporations formed under the Stock Corporation Act.

     Section 2. The Corporation shall have the purposes and powers to write any and all forms of insurance which any other corporation now or hereafter chartered by Connecticut and empowered to do an insurance business may now or hereafter lawfully do; to accept and to cede reinsurance; to issue policies and contracts for any kind or combination of kinds of insurance; to issue policies or contracts either with or without participation in profits; to acquire and hold any or all of the shares or other securities or any insurance corporation or any other kind of corporation; and to engage in any lawful act or activity for which corporations may be formed under the Stock Corporation Act. The corporation is authorized to exercise the powers herein granted in any state, territory or jurisdiction of the United States or in any foreign country.

     Section 3. The authorized capital shall be five million dollars divided into one thousand shares of common stock with a part value or five thousand dollars each.

     Section 4. The corporation shall obtain a license from the insurance commissioner prior to the commencement of business and shall be subject to all general statutes applicable to insurance companies.

     We hereby declare, under the penalties of false statement, that the statements made in the foregoing certificate are true.



                               /s/ Alan M. Eisner
                               ------------------
                               Alan M. Eisner


                              /s/ Steven F. Newman
                              --------------------
                              Steven F. Newman









agrmt/134
5/10/94

STATE OF CONNECTICUT                }        SS.       HARTFORD
OFFICE OF THE SECRETARY OF STATE    }


I hereby certify that this is a true copy of record in this Office In Testimony whereof, I have hereunto set my hand, and affixed the Seal of said State, at Hartford, this 26th day of August A.D., 1994.



/s/ Pauline R. Kezler
-----------------------
SECRETARY OF THE STATE

                              STATE OF CONNECTICUT
                              INSURANCE DEPARTMENT

                STATE OFFICE BUILDING HARTFORD, CONNECTICUT 06115


                VOL. 100                                     2115





THIS IS TO CERTIFY, that I have approved the change of the name of the Dreyfus National Life Insurance Company to Dreyfus Consumer Life Insurance Company.




STATE OF CONNECTICUT                }        SS.      HARTFORD
OFFICE OF THE SECRETARY OF STATE    }

I hereby certify that this is a true copy of record in this Office In Testimony whereof, I have hereunto set my hand, and affixed the Seal of said State, at Hartford, this 27th day of June A.D., 1984.



/s/Julia H. Tashjain
-----------------------
SECRETARY OF THE STATE

Witness my hand and official seal, at Hartford, this 17th day of January  1984

/s/signed by Commissioner
-------------------------
Insurance Commissioner

Form 2

CERTIFICATE AMENDING OR RESTATING              BOARD OF       BOARD OF DIRECTORS
BOARD OF DIRECTORS
CERTIFICATE OF INCORPORATION  BY ACTION OF [ ] INCORPORATION [ ] DIRECTORS
[X] AND SHAREHOLDERS  [ ] AND MEMBERS
61-38                          (Stock Corporation)     (Nonstock Corporation)



                                             VOL. 100 2116

STATE OF CONNECTICUT                ______________________

For office use only

SECRETARY OF THE STATE              ______________________

ACCOUNT NO.                         ______________________

INITIALS                            ______________________


--------------------------------------------------------------------------------

1.       NAME OF CORPORATION                                     DATE
         Dreyfus National Life Insurance Company          February 15, 1984

--------------------------------------------------------------------------------

2.       The Certificate of incorporation is                        B. AMENDED
                                           [ ] A. AMENDED ONLY  [X] AND RESTATED
[ ] C. RESTATED ONLY by the following resolution




              SEE ATTACHED RESTATED CERTIFICATION OF INCORPORATION

3.   (Omit if 2.A is checked.)

     (a) The above resolution merely restates and does not change the provisions of the original Certificate of Incorporation as supplemented and amended to date, except as follows: (Indicate amendments made, if any; if none, so indicate.)

         1. The name of the corporation in the caption is amended to read "Dreyfus Consumer Life Insurance Company".

         2. The name of the corporation in Section 1 is amended to read "Dreyfus Consumer Life Insurance Company".

     (b) Other than as indicated in Par. 3(a), there is no discrepancy between the provisions of the original Certificate of Incorporation as supplemented to date, and the provisions of this Certificate Restating the Certificate of Incorporation.


BY ACTION OF INCORPORATORS
--------------------------------------------------------------------------------

[ ] 4. The above resolution was adopted by vote of at least two-thirds of the incorporators before the organization meeting of the corporation, and approved in writing by all subscribers (if any), for shares of the corporation, (or if nonstock corporation, by all applicants for membership entitled to vote, if any.)

We (at least two-thirds of the incorporators) hereby declare, under the penalties of false statement that the statement made in the foregoing certificate are true.


--------------------------------------------------------------------------------
SIGNED                        SIGNED                                     SIGNED


--------------------------------------------------------------------------------
                                                                        APPROVED


(All subscribers, or, if nonstock corporation, all applicants for membership entitled to vote, if none, so indicate)

--------------------------------------------------------------------------------
SIGNED                        SIGNED                                     SIGNED


--------------------------------------------------------------------------------
                                                                          (Over)

                                      2117

BY ACTION OF BOARD OF DIRECTORS

-----------------------------------------------------------------------------------------------------------------------------
     [ ] 4. (Omit if 2.C is checked.) The above resolution was adopted by the board of directors acting alone,
     [ ] there being no shareholders or subscribers.
     [ ] the board of Directors being so authorized pursuant to Section 33-341, Conn. G.S. as amended
     [ ] the corporation being a nonstock corporation and having no members and no applicants for membership entitled to vote on such resolution.

-----------------------------------------------------------------------------------------------------------------------------

5.   The number of affirmative votes                              6.   The number of directors' votes
     required to adopt such resolution is:                             in favor of the resolution was:

-----------------------------------------------------------------------------------------------------------------------------

We hereby declare, under the penalties of false statement that the statements made in the foregoing certificate are true

-----------------------------------------------------------------------------------------------------------------------------

NAME OF PRESIDENT OR VICE PRESIDENT                               NAME OF SECRETARY OR ASSISTANT SECRETARY
(Print or Type)                                                   (Print or Type)

-----------------------------------------------------------------------------------------------------------------------------

SIGNED (President or Vice President)                              SIGNED (Secretary or Assistant Secretary)

-----------------------------------------------------------------------------------------------------------------------------


BY ACTION OF BOARD OF DIRECTORS AND SHAREHOLDERS

-----------------------------------------------------------------------------------------------------------------------------

[X] 4. The above resolution was adopted by the board of directors and by shareholders.

5.   Vote of shareholders:
     (a) (Use if no shares are required to be voted as a class.)

-----------------------------------------------------------------------------------------------------------------------------

NUMBER OF SHARES ENTITLED TO VOTE      TOTAL VOTING POWER      VOTE REQUIRED FOR ADOPTION      VOTE FAVORING ADOPTION
             400                              400                          267                           400

-----------------------------------------------------------------------------------------------------------------------------

     (b) (If the shares of any class are entitled to vote as a class, indicate the designation and number of outstanding shares of each such class, the voting power thereof, and the vote of each such class for the amendment resolution.)


WE HEREBY DECLARE, UNDER THE PENALTIES OF FALSE STATEMENT THAT THE STATEMENTS MADE IN THE FOREGOING CERTIFICATE ARE TRUE

-----------------------------------------------------------------------------------------------------------------------------
NAME OF VICE PRESIDENT (Print or Type)                               NAME OF ASSISTANT SECRETARY (Print or Type)
         Lawrence M. Greene                                                       Steven F. Newman

-----------------------------------------------------------------------------------------------------------------------------
SIGNED (Vice President)                                                      SIGNED (Assistant Secretary)
/s/ Lawrence M. Greene                                                          /s/ Steven F. Newman

-----------------------------------------------------------------------------------------------------------------------------
BY ACTION OF BOARD OF DIRECTORS AND MEMBERS

--------------------------------------------------------------------------------

[ ] 4. The above resolution was adopted by the board of directors and by members.

5.   Vote of members:

     (a) (Use if no members are required to vote as a class.)

-----------------------------------------------------------------------------------------------------------------------------
NUMBER OF MEMBERS VOTING                TOTAL VOTING POWER      VOTE REQUIRED FOR ADOPTION      VOTE FAVORING ADOPTION

------------------------------------------------------------------------------------------------------

     (b) (If the members of any class are entitled to vote as a class, indicate the designation and number of members of each such class, the voting power thereof, and the vote of each such class for the amendment resolution.)


WE HEREBY DECLARE, UNDER THE PENALTIES OF FALSE STATEMENT THAT THE STATEMENTS MADE IN THE FOREGOING CERTIFICATE ARE TRUE


-----------------------------------------------------------------------------------------------------------------------------
NAME OF PRESIDENT OR VICE PRESIDENT                     NAME OF SECRETARY OR ASSISTANT SECRETARY
(Print or Type)                                                    (Print or Type)


-----------------------------------------------------------------------------------------------------------------------------
SIGNED (President or Vice President)                    SIGNED (Secretary or Assistant Secretary)


-----------------------------------------------------------------------------------------------------------------------------

For office use only


-----------------------------------------------------------------------------------------------------------------------------
FILING FEE                 CERTIFICATION FEE                  TOTAL FEES                         FILED
  $30--                           $__                           $__                               $30

STATE OF CONNECTICUT
                                                        ---------------------------------------------------------------------
SIGNED (For Secretary of the State)                                                     FEB 17 19984

/s/ Julia H. Tashjain
                                                        ---------------------------------------------------------------------
SECRETARY OF THE STATE                                  CERTIFIED COPY SENT ON (Date)     INITIALS

By/s/ ??                   Time 10:35 A.M.           Rec sent 3/8
------------------------   ---------------           ------------

TO
     CT CORPORATION SYSTEM
     799 MAIN STREET
     HARTFORD, CONN 08103

CARD                                                 LIST                                                    PROOF


-----------------------------------------------------------------------------------------------------------------------------

61-38 (BACK)

                                      2118

                      RESTATED CERTIFICATE OF INCORPORATION

                     DREYFUS CONSUMER LIFE INSURANCE COMPANY

         This Restated Certificate of Incorporation gives effect to the amendment of the previous Restated Certificate of Incorporation of the corporation and otherwise purports merely to restate all those provisions already in effect. The amended portions of this Certificate have been adopted by unanimous written consent of the Board of Directors and the shareholders, where adoption by the shareholders required the vote of 267 of the 400 shares outstanding and entitled to vote.

         Section 1. Dreyfus Consumer Life Insurance Company is created a body politic and corporate and under that name shall have all the powers granted by the general statutes, as now enacted or hereinafter amended, to corporations formed under the Stock Corporation Act.

         Section 2. The Corporation shall have the purposes and powers to write any and all forms of insurance which any other corporation now or hereafter chartered by Connecticut and empowered to do an insurance business may now or hereafter lawfully do; to accept and to cede reinsurance; to issue policies and contracts for any kind or combination of kinds of insurance; to issue policies and contracts for any kind or combination of kinds of insurance; to issue policies or contracts either with or without participation in profits; to acquire and hold any or all of the shares or other securities of any insurance corporation or any other kind of corporation; and to engage in any lawful act or activity for which corporations may be formed under the Stock Corporation Act. The corporation is authorized to exercise the powers herein granted in any state, territory or jurisdiction of the United States or in any foreign country.

         Section 3. The authorized capital shall be five million dollars divided into one thousand shares of common capital stock with a par value of five thousand dollars each.

         Section 4. The corporation shall obtain a license from the insurance commissioner prior to the commencement of business and shall be subject to all general statutes applicable to insurance companies.

                                      2119


                                       -2-

         Section 5. Notwithstanding the provisions of section 33-391 of the general statutes, the corporate charter granted by this act shall be void unless said corporation is organized and licensed on or before January 1, 1984.

         We hereby declare, under the penalties of false statement that the statements made in the foregoing certificate are true.

DATE:  February 15, 1984



                                            /s/Lawrence M. Greene
                                            -------------------
                                            Lawrence M. Greene
                                            Vice President




                                            /s/Steven F. Newman
                                            ------------------
                                            Steven F. Newman
                                            Assistant Secretary